UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2024

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

2024 Debt Securitization

On November 18, 2024 (the “Closing Date”), Golub Capital BDC CLO 8 LLC (the “2024 Issuer”), an indirect, wholly owned, consolidated subsidiary of Golub Capital BDC, Inc. (the “Company”) completed a $2,200,500,000 term debt securitization (the “2024 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirement.

On the Closing Date and in connection with the 2024 Debt Securitization, the 2024 Issuer entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Deutsche Bank Securities Inc., as the initial purchaser (the “Initial Purchaser”) pursuant to which the Initial Purchaser agreed to purchase certain of the notes to be issued pursuant to an indenture as part of the 2024 Securitization.

The notes offered in the 2024 Debt Securitization consist of $1,192,400,000 of Aaa/AAA Class A-1R Senior Secured Floating Rate Notes due 2036, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) plus 1.56% (the “Class A-1R 2024 Notes”), $171,600,000 of AAA Class A-2RR Senior Secured Floating Rate Notes due 2036, which bear interest at SOFR plus 1.75% (the “Class A-2RR 2024 Notes”), $165,000,000 of AA Class B-R Senior Secured Floating Rate Notes due 2036, which bear interest at SOFR plus 1.70% (the “Class B-R Notes”) and $154,000,000 of A Class C-R Senior Secured Floating Rate Notes due 2036, which bear interest at SOFR plus 2.10% (the “Class C-R Notes” and, together with the Class A-1R Notes, the Class A-2RR Notes and the Class B-R Notes, the “Secured Notes”). Additionally, on the Closing Date, the Issuer will issue $517,500,000 Subordinated Notes due 2124 (the “Subordinated Notes”), which do not bear interest. The Secured Notes together with the Subordinated Notes are collectively referred to herein as the “2024 Notes”. The Company will indirectly retain the Class B-R Notes, the Class C-R Notes, and the Subordinated Notes.

The 2024 Debt Securitization is backed by a diversified portfolio of senior secured and second lien loans. Through October 20, 2028, all principal collections received on the underlying collateral may be used by the 2024 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2024 Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the 2024 Debt Securitization, allowing the Company to maintain the initial leverage in the 2024 Debt Securitization. The Secured Notes are due October 20, 2036. The Subordinated Notes are due in 2124.

The Company intends to use the proceeds from the 2024 Debt Securitization to, among other things, fully redeem (i) its $602.4 million term debt securitization completed on November 16, 2018, in which Golub Capital BDC CLO III LLC, the Company’s indirect subsidiary, issued an aggregate of $602.4 million of notes (the “2018 Debt Securitization”), (ii) its $908.2 million term debt securitization completed on December 13, 2018 that the Company acquired in connection with its merger with Golub Capital Investment Corporation, in which GCIC CLO II LLC, the Company’s indirect subsidiary, issued an aggregate of $908.2 million of notes (the “GCIC 2018 Debt Securitization”) and (iii) its $398.9 million term debt securitization completed on March 11, 2021, that the Company acquired in connection with its merger with Golub Capital BDC 3, Inc. (the “GBDC 3 Merger”), in which Golub Capital BDC 3 CLO 1 LLC, the Company’s indirect subsidiary, issued $398.9 million of notes (the “GBDC 3 Term Debt Securitization”).

Under the terms of the loan sale agreement entered into upon the Closing Date (the “Master Loan Sale Agreement”) that provided for the sale of assets on the Closing Date as well as future sales from the Company to the 2024 Issuer through Golub Capital BDC CLO 8 Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “2024 CLO Depositor”), (1) the Company sold and/or contributed to the 2024 CLO Depositor the remainder of its ownership interest in the portfolio company investments securing the 2024 Debt Securitization and participations for the purchase price and other consideration set forth in the Master Loan Sale Agreement and (2) 2024 CLO Depositor, in turn, sold to the 2024 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in the Master Loan Sale Agreement. Following these transfers, the 2024 Issuer, and not the 2024 CLO Depositor or the Company, holds all of the ownership interest in such portfolio company investments and participations. The Company made customary representations, warranties and covenants in these loan sale agreements.

The Secured Notes are the secured obligation of the 2024 Issuer, and the indenture governing the Secured Notes includes customary covenants and events of default.  The Secured Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors serves as collateral manager to the 2024 Issuer under a collateral management agreement and is entitled to receive a fee for providing these services. Pursuant to the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the 2024 Debt Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein.

JPMorgan Facility Upsize

On November 15, 2024, the Company entered into an agreement (the “Commitment Increase Agreement”), pursuant to which, through the accordion feature in the Senior Secured Revolving Credit Facility, dated as of August 6, 2024, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto (as amended and supplemented, the “JPM Credit Facility”), the aggregate commitments under the JPM Credit Facility increased from $1,822.5 million to $1,897.5 million. The accordion feature in the JPM Credit Facility allows the Company, under certain circumstances, to increase the total size of the facility to a maximum of $2.0 billion. The other material terms of the JPM Credit Facility remain unchanged.

The foregoing description is only a summary of the material provisions of the Commitment Increase Agreement and is qualified in its entirety by reference to a copy of the Commitment Increase Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amended and Restated Indenture dated as of November 18, 2024 between Golub Capital BDC CLO 8 LLC, as issuer, and The Bank of New York Mellon Trust Company, National Association, as trustee.
10.2	Note Purchase Agreement dated as of November 18, 2024 between Golub Capital BDC CLO 8 LLC, as issuer, and Deutsche Bank Securities Inc., as initial purchaser.
10.3	Amended and Restated Collateral Management Agreement dated as of November 18, 2024 between Golub Capital BDC CLO 8 LLC, as issuer, and GC Advisors LLC, as collateral manager.
10.4*	Amended and Restated Master Loan Sale Agreement dated as of November 18, 2024 among Golub Capital BDC, Inc., as seller, Golub Capital BDC CLO 8 Depositor LLC, as intermediate seller, and Golub Capital BDC CLO 8 LLC, as buyer.
10.5	Commitment Increase Agreement, dated as of November 14, 2024, by BNP Paribas, as an Assuming Lender, in favor of Golub Capital BDC, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent under the Senior Secured Revolving Credit Facility, dated as of August 6, 2024, as amended, among Golub Capital BDC, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: November 21, 2024	By:	/s/ Christopher C. Ericson
		Name:	Christopher C. Ericson
		Title:	Chief Financial Officer